STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 27, 2015

Job Number: C20150128-0603
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150038364-12	Amended & Restated Articles	5 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20150128-0603
You may verify this certificate
online at **http://www.nvsos.gov/**

090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150038364-12
	Filing Date and Time 01/27/2015 4:13 PM
	Entity Number E0118672007-1

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Liberty Silver Corp.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☒ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: January 30, 2015 Time: 8:00 am
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
LIBERTY SILVER CORP.

Article I
Name

The name of the corporation shall be Liberty Silver Corp. (the "Corporation").

Article II
Resident Agent

The resident agent shall be Nevada Business Center, LLC, 311 West Third Street, Carson City, Nevada 89703.

Article III
Authorized Capital

The total number of shares of all classes of capital stock which the Corporation has the authority to issue is Three Hundred Ten Million (310,000,000) shares consisting of the following classes.

1. Three Hundred Million (300,000,000) common shares, US$0.001 par value ("Common Stock").

2. Ten Million (10,000,000) shares of serial preferred stock, US$0.001 par value, to be issued in series from time to time ("Preferred Stock"), the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of which the Corporation's Board of Directors shall designate from time to time without any further need to amend these Amended and Restated Articles of Incorporation, as permitted by Chapter 78 of the Nevada Revised Statutes ("NRS") and any other applicable law, subject to the affirmative vote of the Stockholders.

Article IV
Board of Directors

For the management of the Corporation, the governing Board of the Corporation shall be natural persons styled and called the Board of Directors. The initial number of members of the Board of Directors shall be five. However, the number of Directors shall be specified in the Bylaws of the Corporation and such number may, from time to time, be increased or decreased in such manner as prescribed by the Bylaws, provided the number of members of the Board of Directors shall not be less than three.

Article V
Business Purpose

The purpose of this Corporation shall be any lawful business activity.

Article VI
Amendment

A. The provisions of these Amended and Restated Articles of Incorporation may be amended, altered or repealed from time to time by a vote of the Stockholders of the Corporation to the extent and in the manner prescribed by the laws of the State of Nevada and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the Directors, Officers and Stockholders are granted subject to this reservation.

B. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to these Amended and Restated Articles of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Amended and Restated Articles of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the NRS.

Article VII
Liability and Indemnification

A. Limitation of Personal Liability. To the maximum extent permitted under applicable law, there shall be no personal liability of a Director or an Officer to the Corporation or its Stockholders for damages for breach of fiduciary duty as a Director or an Officer.

B. Indemnification. Subject to the requirements of applicable law requiring mandatory indemnification, if any, the Corporation may indemnify, to the maximum extent permitted by the law:

1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid

in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(a) Notwithstanding the foregoing, no indemnification shall be required if it is proven such person's act, or failure to act, constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him liable pursuant to NRS 78.138.

(b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit unless it is proven his act, or failure to act, constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him liable pursuant to NRS 78.138; provided, however, that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation.

C. Time of Indemnification. The Corporation shall indemnify the Officers and Directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction that such Officer or Director is not entitled to be indemnified by the Corporation.

D. Benefit. The indemnification and advancement of expenses hereby authorized is continuing and shall inure to the benefit of the heirs, executors and administrators of each such Officer and Director.

E. Repeal. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or an Officer of the Corporation for acts or omissions prior to such repeal or modification.

Article VIII
Combinations with Interested Stockholders

The Corporation expressly elects not to be governed by NRS 78.411 to 78.444, inclusive.

Article IX
Preemptive Rights

The Stockholders in the Corporation shall not have preemptive rights.

Article X
Anti-Takeover Laws

The Corporation expressly elects not to be governed by NRS 78.378 to 78.3793, inclusive.

These Amended and Restated Articles of Incorporation were approved by a majority vote of the stockholders of the Corporation entitled to vote in person or by proxy at a meeting duly noticed and validly held in accordance with NRS §§78.390 and 78.403.

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be signed this 30th day of January 2015.

By: ______________________
Manish Z. Kshatriya
Secretary